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                                                                    EXHIBIT 10.8

                    AMENDMENT TO TRADEMARK LICENSE AGREEMENT
                    ----------------------------------------

          THIS AMENDMENT NO. 2 (the "Amendment") is made and entered into as of this 18th day of February, 1998, by and between Lanco, Inc., a Delaware corporation ("Lanco"), Lernco, Inc., a Delaware corporation ("Lernco"), Limited Stores, Inc., a Delaware corporation ("Limited Stores"), Lane Bryant, Inc., a Delaware corporation ("Lane Bryant"), Lerner Stores, Inc., a Delaware corporation ("Lerner Stores"), Lane Bryant Direct Holding, Inc., a Delaware corporation ("LBDH") (as successor corporation to Lane Bryant Direct, Inc., and Lerner Direct Inc.) (the above all collectively referred to as "Licensor"), and Brylane, L.P., a Delaware Limited Partnership ("Brylane") ("Licensee").

          WHEREAS, on August 20, 1993, certain of the parties hereto entered into a Trademark License Agreement providing for (i) the licensing of certain trademarks by Lanco, Lernco, Limited Stores and Lane Bryant to LBDH pursuant to the terms and subject to the conditions set forth in the Agreement and (ii) the assignment by LBDH of the Agreement and the licenses therewith to Brylane; and

          WHEREAS, on December 9, 1996, the parties entered into Amendment No. 1 to Trademark License Agreement (as so amended, the "Agreement"); and

          WHEREAS, Pinault Printemps-Redoute, S.A. ("PPR") has entered into a Stock Purchase Agreement with Licensee (the "Investment").

          WHEREAS, the parties hereto desire to amend the Agreement on the terms hereinafter set forth and to include in the Agreement all of the provisions of this Amendment including the foregoing recitals;

          NOW THEREFORE, in consideration of the material agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Section 1 of the Agreement shall be amended to include the following subsection.

          Section 1(c).  Additional Categories  The scope of the Agreement shall
                         ---------------------
include mens' wear, intimate apparel and shoes (the "Additional Categories"), as follows:

          (i) Licensor acknowledges that, prior to the Amendment of the Agreement, Licensee has used the Marks in connection with the Additional Categories through Catalogues and on Advertising Materials (the "Additional Use"). Licensor hereby expressly waives any claims it may have against Licensee which arise by virtue of any use by Licensee, prior to this Amendment of the Agreement, of the Marks in connection with the sale of products in the Additional Categories. This waiver does not constitute an admission by Brylane that any breach of the Trademark License Agreement has occurred.

          (ii) Licensor hereby expressly grants to Licensee the right to continue to use the Marks in connection with the Additional Categories through Catalogues and on Advertising Materials in a manner substantially identical to Licensee's use of the Marks, prior to the Amendment of the Agreement, through Licensee's Fall 1998 media buying period, such period to terminate no later than March 31, 1999 (the "Additional Period") except that Licensee's use in connection with intimate apparel and shoes may continue following the expiration of the Additional Period for the Mark "Lerner" and for the Mark "Lane Bryant" (provided the Lane Bryant Mark was used for such products prior to August 20, 1993).

          2. Section 2.7 of the Agreement shall be amended to include the following subsection:
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          Section 2.7.7  Licensor acknowledges that Licensee may use the Marks with other trademarks of Licensee for the purpose of the transition from use of the Marks in connection with Apparel and the Additional Categories, provided that Licensee obtains the prior consent of Licensor to any such use, which consent shall not be unreasonably withheld. Licensee acknowledges that Licensor's consent will be withheld if usage of the Marks would, in the opinion of Licensor, create any confusion among consumers with respect to Licensor's retail stores or disparage or adversely impacts the goodwill associated with the Marks.

          3. Section 6 of the Agreement shall be amended to add the following subsection:

          Section 6.2.  Non-Competition  For the purpose of Section 6.1, PPR's
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business as presently conducted is not competitive with The Limited or any of its Affiliates. Accordingly, it is specifically agreed by the parties hereto that PPR's Investment in Licensee will not trigger an early termination of the Agreement. The substance of the immediately preceding sentence, however, shall not limit or waive any of The Limited's rights to early termination pursuant to the Agreement in the event that subsequent to the effective date of this Amendment, PPR's business activities compete with any retail or catalog business conducted by The Limited or any of its Affiliates as of January 20, 1993.

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          The parties hereto have caused this Amendment to be executed on the day and year first above written.

                              LANCO, INC.
                              LERNCO, INC.
                              LIMITED STORES, INC.
                              LANE BRYANT, INC.
                              LERNER STORES, INC.
                              LANE BRYANT DIRECT HOLDING, INC.



                              By:  /s/ Timothy B. Lyons
                                 ------------------------------
                                 Name:  Timothy B. Lyons
                                 Title: Vice President

                              BRYLANE, L.P.



                              By: /s/ Robert A. Pulciani
                                  -----------------------------
                                 Name:  Robert A. Pulciani
                                 Title: Executive Vice President,
                                        Chief Financial Officer,
                                        Secretary and Treasurer

Acknowledged and accepted as those portions of this Amendment granting rights to, or imposing obligations on The Limited, Inc.

THE LIMITED, INC.



By:  Timothy B. Lyons
     --------------------
  Name:  Timothy B. Lyons
  Title: Vice President

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